Exhibit 3.119

State of California
SECRETARY OF STATE

PACIFIC SNAPPLE DISTRIBUTORS, INC.

I, *BILL JONES*, Secretary of State of the State of California, hereby certify:

That the annexed transcript was prepared by and in this office from the record on file, of which it purports to be a copy, and that it is full, true and correct.

IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California this

MAY 1 7 1996

Bill Jones

Secretary of State

CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION
OF
SNAPPLE DISTRIBUTORS OF ORANGE COUNTY, INC.
****************
     We, W. Stephen Perry and Marcia S. Laz, the Vice President and Assistant Secretary of Snapple Distributors of Orange County, Inc., a corporation duly organized and existing under the laws of the State of California, do hereby certify:
     1. That they are the Vice President and the Assistant Secretary, respectively, of Snapple Distributors of Orange County, Inc., a California Corporation.
     2. That an amendment to the Articles of Incorporation of this corporation has been approved by the board of directors.
     3. The amendment so approved by the board of directors is as follows:
     Article I of the articles of incorporation of this corporation is amended to read as follows:
“I
     The name of this corporation is PACIFIC SNAPPLE DISTRIBUTORS, INC.”
     4. That the shareholders have adopted said amendment by written consent. That the wording of said amendment as approved by written consent of the shareholders is the same as that set forth above. That said written consent was signed by the holders of outstanding shares having not less than the minimum number of required votes of shareholders necessary to approve said amendment in accordance with Section 902 of the California Corporations Code.
     5. That the designation and total number of outstanding shares entitled to vote on or give written consent to said amendment and the minimum percentage vote required of each class or series entitled to vote on or give written consent to said amendment for approval thereof are as follows:

	Number of Shares
	outstanding entitled
	to vote or give	Minimum percentage vote
Designation	written consent	required to approve
Common Stock	18,000	More than 50 percent
     Each of the undersigned declares under penalty of perjury that the statements contained in the foregoing certificate are true of their own knowledge.
     Executed at Chicago, Illinois on December 6, 1995.
/s/ W. Stephen Perry
Vice President
W. Stephen Perry
/s/ Marcia S. Laz
Assistant Secretary
Marcia S. Laz